                                                                   EXHIBIT 99.00

                                [Letterhead of Arthur Andersen LLP Appears Here]



Report of Independent Public Accountants


First USA Bank, National Association:


We have examined the accompanying management's assertion that, as of December 31, 2000, First USA Bank, National Association (the "Servicer") maintained effective internal control over the servicing of receivables arising in consumer credit card accounts for the First USA Credit Card Master Trust, based upon criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) as described in Internal Control - Integrated Framework. Such criteria and our testing of management's assertion included the following:

Control Environment
-------------------

 .    Testing of controls in place to ensure the Pooling and Servicing Agreement and related amendments have been approved by the appropriate parties.

 .    Testing of controls in place to ensure segregation of Master Trust loans such to indicate appropriate ownership.

Risk Assessment
---------------

 .    Testing of controls in place to ensure risk with respect to compliance with the Pooling and Servicing Agreement is appropriately addressed in a timely manner when either specifics with respect to a transaction or other issues or concerns are identified.

Control Activities
------------------

 .    Testing of controls in place to ensure approval of new additions to the
     Master Trust by appropriate parties.

 .    Testing of controls in place to ensure changes with respect to the status of an account are made by authorized personnel only.

 .    Testing of controls in place to ensure timely and accurate distribution of payments to investors.

 .    Testing of controls in place to ensure adequate monitoring of triggers and events of default

Information and Communication
-----------------------------

 .    Testing of controls in place to ensure accurate and complete reporting of account information in the Monthly Servicer's Certificate.

Monitoring
----------

 .    Testing of controls in place to ensure daily account activity is appropriately reflected in the Master Trust.

 .    Testing of controls in place to ensure appropriate review and approval of the Monthly Servicer's Certificate.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of the internal control over the loan servicing process, testing and evaluating the design and operating effectiveness of the internal control, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal control over the loan servicing process to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

In our opinion, management's assertion that the Servicer maintained effective internal control over the servicing of receivables arising in consumer credit card accounts for First USA Credit Card Master Trust as of December 31, 2000, is fairly stated, in all material respects, based upon criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) as described in Internal Control - Integrated Framework.


                                         /s/ Arthur Andersen LLP

Chicago, Illinois
March 9, 2001

               ASSERTION BY FIRST USA BANK, NATIONAL ASSOCIATION


The management of First USA Bank, National Association (the "Servicer") is responsible for maintaining effective internal control over the loan servicing for consumer credit card receivables in the First USA Credit Card Master Trust, including ensuring adequate controls are in place to ensure:

 . the Pooling and Servicing Agreement and related amendments have been approved by the appropriate parties.
 . segregation of Master Trust loans such to indicate appropriate ownership.
 . risk with respect to compliance with the Pooling and Servicing Agreement is appropriately addressed in a timely manner when either specifics with respect to a transaction or other issues or concerns are identified.
 . approval of new additions to the Master Trust by appropriate parties.
 . changes with respect to the status of an account are made by authorized personnel only.
 . timely and accurate distribution of payments to investors.
 . adequate monitoring of triggers and events of default
 . accurate and complete reporting of account information in the Monthly
  Servicer's Certificate.
 . daily account activity is appropriately reflected in the Master Trust.
 . appropriate review and approval of the Monthly Servicer's Certificate.

Management has performed an evaluation of the control environment and based on this evaluation, management believes that the Servicer maintained effective internal control over the loan servicing for consumer credit card receivables in the First USA Credit Card Master Trust as of December 31, 2000, based upon criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) as described in Internal Control - Integrated Framework.



/s/ Michael Looney                           /s/ Tracie H. Klein
-------------------------------------        -----------------------------------
Michael Looney                               Tracie H. Klein
Executive Vice President - Operations        First Vice President



/s/ Jeffrey Rigg
-------------------------------------
Jeffrey Rigg
Senior Vice President - Accounting

                                [Letterhead of Arthur Andersen LLP Appears Here]



Report of Independent Public Accountants


First USA Bank, National Association:

We have examined the accompanying management's assertion about First USA Bank, National Association's (the "Servicer") compliance with the covenants and conditions of Sections 2.06, 2.07, 2.08, 3.01(b), 3.04(a) and (b), 3.05, 3.06(a)
and (b), 4.02(a), (b), and (c), and 4.03 of the Pooling and Servicing Agreement dated as of September 1, 1992, as amended (the "Agreement"), for the respective Pooling and Servicing Agreement Supplements, noted in Attachment A (the "Supplements"), related to each Credit Card Master Trust Series listed, as amended from time to time (together, the "Agreements") between the Servicer and The Bank of New York (Delaware) (as Trustee for the various Certificateholders and Enhancement Providers of the First USA Credit Card Master Trust) during the twelve months ended December 31, 2000. Management is responsible for the Servicer's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

As discussed in management's assertion, management, in providing its assertion on compliance, assumed the accuracy of the reports prepared by the Servicer's third party credit card processor and did not extend its assessment to the relevant aspects of the Servicer's compliance that are the responsibility of the third party credit card processor. Accordingly and in accordance with Section 3.06(a) of the Agreement, our examination did not extend to these aspects of the Servicer's compliance that are the responsibility of the third party credit card processor, and we do not express an opinion or any other form of assurance on these compliance aspects.

In our opinion, management's assertion that the Servicer complied with the covenants and conditions of the sections of the Agreements referred to in the first paragraph during the twelve months ended December 31, 2000, is fairly stated, in all material respects.


                                         /s/ Arthur Andersen LLP

Chicago, Illinois
March 9, 2001

Attachment A

Pooling and Servicing Agreement Supplements


Credit Card Master Trust Series                                           Date             Compliance Period
-----------------------------------------                               --------           -----------------
First USA Credit Card Master Trust Series           1994-4              06/01/94           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1994-6              07/30/94           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1994-8              11/08/94           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1995-2              03/01/95           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1995-5              09/14/95           01/01/00 - 09/15/00
First USA Credit Card Master Trust Series           1995-6              12/07/95           01/01/00 - 11/10/00
First USA Credit Card Master Trust Series           1996-1              03/06/96           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1996-2              06/04/96           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1996-4              08/06/96           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1996-6              11/13/96           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1996-7              12/11/96           01/01/00 - 02/10/00
First USA Credit Card Master Trust Series           1996-8              12/11/96           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1997-1              02/04/97           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1997-2              05/08/97           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1997-3              06/10/97           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1997-4              06/10/97           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1997-5              08/07/97           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1997-6              09/09/97           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1997-7              09/09/97           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1997-8              09/23/97           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1997-9              10/09/97           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1997-10             12/23/97           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1998-1              05/21/98           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1998-2              05/21/98           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1998-3              06/25/98           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1998-4              07/22/98           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1998-5              08/27/98           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1998-6              08/27/98           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1998-7              09/17/98           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1998-8              09/17/98           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1998-9              12/22/98           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1999-1              02/24/99           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1999-2              02/24/99           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1999-3              05/04/99           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1999-4              05/26/99           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1999-A              06/28/99           01/01/00 - 12/31/00
First USA Credit Card Master Trust Series           1999-B              06/28/99           01/01/00 - 12/31/00

               ASSERTION BY FIRST USA BANK, NATIONAL ASSOCIATION


The management of First USA Bank, National Association (the "Servicer") is responsible for complying with the covenants and conditions of Sections 2.06, 2.07, 2.08, 3.01(b), 3.04(a) and (b), 3.05, 3.06(a) and (b), 4.02(a), (b), and
(c), and 4.03 of the Pooling and Servicing Agreement, dated as of September 1, 1992, as amended (the "Agreement") for the respective Pooling and Servicing Agreement Supplements, noted in Attachment 1 (the "Supplements"), related to each Credit Card Master Trust Series listed, as amended from time to time (together, the "Agreements") between the Servicer and The Bank of New York (Delaware) (as Trustee for the various Certificateholders and Enhancement Providers of the First USA Credit Card Master Trust).

Management has performed an evaluation of the Servicer's compliance with the Agreements and based on this evaluation management believes that the Servicer has complied with the covenants and conditions of sections of the Agreements referred to above during the twelve months ended December 31, 2000.

In providing this assertion on compliance, we have assumed the accuracy of the reports prepared by the Servicer's third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer's compliance that are the responsibility of the third party credit card processor. Accordingly, and in accordance with Section 3.06(a) of the Agreement, our assessment does not extend to these aspects of the Servicer's compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on these compliance aspects.



/s/ Michael Looney                           /s/ Tracie H. Klein
-------------------------------------        -----------------------------------
Michael Looney                               Tracie H. Klein
Executive Vice President - Operations        First Vice President



/s/ Jeffrey Rigg
-------------------------------------
Jeffrey Rigg
Senior Vice President - Accounting